UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2005

Interactive Intelligence, Inc.

(Exact name of registrant as specified in its charter)

Indiana	000-27385	35-1933097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Interactive Way

Indianapolis, IN  46278

(Address of Principal Executive Offices)

317-872-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On January 3, 2005, Joseph Staples joined the Company as Senior Vice President of Worldwide Marketing, and the Company and Mr. Staples entered into an Employment Agreement.  Pursuant to the terms of the Employment Agreement, Mr. Staples will receive an annual salary of $185,000 and he was granted a stock option to purchase 75,000 shares of the Company’s common stock at the closing price on his first day of employment (January 3, 2005).  The Employment Agreement also provides that if Mr. Staples’ employment is terminated by the Company for any reason other than for cause, Mr. Staples will be entitled to severance pay in an amount equal to his salary as in effect at such time for an additional three months from the date of termination.  The detailed terms of Mr. Staples’ employment are set forth in the Employment Agreement, a copy of which is attached hereto as Exhibit 10.25 and incorporated herein by reference.  In addition to the compensation described above, Mr. Staples is also eligible to earn a bonus of up to $80,000 based upon the achievement of certain personal and corporate objectives.  Mr. Staples is designated as “executive officer” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01.    Statements and Exhibits.

(c)                                  Exhibits

10.25       Employment Agreement dated January 3, 2005 between the Company and Joseph Staples

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Intelligence, Inc. (Registrant)

Date: January 6, 2005	By:	/s/ Stephen R. Head
Stephen R. Head Chief Financial Officer, Vice President of Finance and Administration, Secretary and Treasurer